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                                                                    Exhibit 23.9

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to use of our reports dated February 19, 1999, with respect to the consolidated financial statements of R/N South Florida Cable Management Limited Partnership and Indiana Cable Associates, Ltd. included in the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. for the registration of Class A common stock.

                                               /s/ ERNST & YOUNG LLP

Denver, Colorado
July 22, 1999